      As filed with the Securities and Exchange Commission on March 7, 2003
                                            Registration Number 333-____________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                               MAYTAG CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                       42-0401785
(State of incorporation)                 (I.R.S. Employer Identification Number)

                          403 West Fourth Street North
                               Newton, Iowa 50208
                    (Address of principal executive offices)

                               MAYTAG CORPORATION
                        EMPLOYEE STOCK PURCHASE PLAN FOR
                MAYTAG-GALESBURG REFRIGERATION PRODUCTS EMPLOYEES
                            (Full title of the plan)

                                Roger K. Scholten
                    Senior Vice President and General Counsel
                               Maytag Corporation
                          403 West Fourth Street North
                               Newton, Iowa 50208
                                 (641) 787-7040
            (Name, address and telephone number of agent for service)

            --------------------------------------------------------

                         Calculation of Registration Fee

Title of                                                Proposed             Proposed
Securities                         Amount               maximum              maximum
to be                              to be                offering price       aggregate               Amount of
registered                         registered           per share (1)        offering price (1)      Registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value            5,000 shares         $23.35               $117,650.00             $9.52
$1.25, including Preferred
Stock Purchase Rights (2)

(1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 5, 2003.

(2) Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

          Part II - Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Maytag Corporation (the "Company") are incorporated in this Registration Statement by reference:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

(2) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since December 31, 2001;

(3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A; and

(4) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A.

        All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement if and to the extent it is modified or superseded by a statement in this Registration Statement or in a document which is also incorporated by reference in this Registration Statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

        The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

        The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

        The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        Reference is made to the Exhibit Index.

Item 9. Undertakings

(a) The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of Iowa, on March 7, 2003.

                                  MAYTAG CORPORATION


                                  By:               *
                                      ------------------------------------------
                                      Ralph F. Hake
                                      Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 7, 2003.

Name and Signature                     Title
------------------                     -----

             *                Chairman, Chief Executive Officer, and Director
-------------------------     (Principal Executive Officer)
Ralph F. Hake


/s/ Steven H. Wood            Executive Vice President & Chief Financial Officer
-------------------------     (Principal Financial Officer)
Steven H. Wood

/s/ Roy A. Rumbough           Vice President & Corporate Controller
-------------------------     (Principal Accounting Officer)
Roy A. Rumbough

             *
-------------------------     Director
Barbara R. Allen


             *
-------------------------     Director
Howard L. Clark, Jr.


             *
-------------------------     Director
Lester Crown


             *
-------------------------     Director
Wayland R. Hicks


             *
-------------------------     Director
William T. Kerr

Name and Signature            Title
------------------            -----

             *                Director
-------------------------
Bernard G. Rethore


             *                Director
-------------------------
W. Ann Reynolds


             *                Director
-------------------------
Neele E. Stearns, Jr.


             *                Director
-------------------------
Fred G. Steingraber

*Patricia J. Martin, by signing her name hereto, does hereby sign this document on behalf of each of the above-named directors and/or officers of the Registrant pursuant to power of attorney duly executed by such persons.

                                       By: /s/ Patricia J. Martin
                                           -------------------------------------
                                           Patricia J. Martin
                                           Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit    Description
-------    -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993 (File No. 001-00655)).

4.2 Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.3 Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended December 31, 1988 (File No. 001-00655)).

4.4 Certificate of Amendment to Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3(d) to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 001-00655)).

4.5 By-Laws of the Company, as amended through February 10, 2000 (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000 (File No. 001-00655)).

4.6 Rights Agreement dated as of February 12, 1998 between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A dated February 13, 1998 (File No. 001-00655)).

4.7 Letter to Shareholders dated February 12, 1998 relating to the adoption of a shareholders rights plan with attachments (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated February 12, 1998 (File No. 001-00655)).

*23        Consent of Independent Auditors.

*24        Powers of Attorney.

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* Filed herewith